Exhibit 10.27

AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment to the Amended and Restated Employment Agreement (“Amendment”) is executed on the 18th day of February, 2019 (the “Effective Date”) by and between Innovate Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), and Sandeep Laumas, MD (the “Executive”). The Executive and the Company may be referred to herein as a “Party” or collectively as the “Parties.”
Executive and the Company entered into an Amended and Restated Employment Agreement as of March 11, 2018 the “Employment Agreement”). Executive and the Company wish to amend the Employment Agreement to reflect Executive’s appointment as the Chief Executive Officer of the Company (the “CEO”) and to provide that if the Board of Directors exercises its discretion to appoint another individual as CEO or otherwise remove Executive’s duties as CEO, that such appointment will not provide Executive with grounds for Good Reason under Section 5(a)(i) of the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree that the Employment Agreement is hereby amended as follows:

1.Employment. In addition to Executive’s duties under Sections 1 and 2 of the Employment Agreement as Executive Chairman, Executive shall also serve as the CEO, with no additional compensation.
2.Good Reason. Executive agrees that the Company may appoint another individual to serve as CEO in place of Executive or otherwise remove Executive’s duties as CEO and that such appointment or removal, as applicable, and the diminishment in Executive’s title, duties, authority and responsibilities that may result, shall not constitute grounds for Good Reason under Section 5(a)(i) of the Employment Agreement.
3.Effective Date of this Amendment. This Amendment will become effective immediately upon execution by the Parties.

4.Effect of Amendment. Except as amended by this Amendment, the Employment Agreement shall remain in full force and effect in accordance with its terms. This Amendment is effective as of the date set forth above.

5.Counterparts. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, and all of which shall be deemed a single agreement.

(Signature Page Follows)

(Signature page to Amendment to Amended and Restated Employment Agreement)

IN WITNESS WHEREOF, the Parties have entered into this Amendment to Amended and Restated Employment Agreement as of the day and year first written above.

SANDEEP LAUMAS, MD

/s/ Sandeep Laumas

INNOVATE BIOPHARMACEUTICALS, INC.

By:     /s/ Jay Madan
Name: Jay Madan
Title: President